UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 1, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

 (215) 488-9300
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 29, 2015, Discovery Laboratories, Inc. (the “Company”) received a letter from The Nasdaq Stock Market indicating that for 30 consecutive business days the Company’s common stock had not maintained a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2).  This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s common stock on the Nasdaq Capital Market.

Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar days following the date of the notification (the “Compliance Period”) ending on December 28, 2015, the closing bid price of the Company’s stock is at or above $1.00 for a minimum of ten consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and the common stock will continue to be eligible for listing on the Nasdaq Capital Market.

If the Company does not achieve compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), if on the last day of the Compliance Period, the Company is in compliance with the market value requirement for continued listing of its common stock on the Nasdaq Capital Market as well as all other listing standards for initial listing of its common stock on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement), and the Company provides written notice of its intention to cure the deficiency during a second compliance period, Nasdaq may grant the Company an additional Compliance Period through June 27, 2016.

If the Company receives a Staff Delisting Determination, the Company may, at that time, request in writing that a Nasdaq Hearing Panel review the matter in a written or an oral hearing.  Such a review, if granted, would stay delisting until a Panel ruling.  After the Nasdaq Hearing Panel determination is final, the Company may then appeal the Hearing Panel decision to the Listing Council.  If granted, such an appeal would not stay the Hearing Panel decision.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules.

On July 1, 2015, the Company issued a press release announcing its receipt of the Nasdaq deficiency letter. A copy of the please release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated July 1, 2015

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/John G. Cooper
Name: John G. Cooper
Title: President and Chief Executive Officer
Date:  July 1, 2015